QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated March 23, 2001 relating to the 2000 financial statements of Integrated Trade Systems, Inc., which appears in the Petroleos Mexicanos' Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

Houston, Texas
August 12, 2003

QuickLinks

  Exhibit 23.7
CONSENT OF INDEPENDENT ACCOUNTANTS